EXHIBIT 99.1

AgEagle Aerial Systems Announces Second Quarter 2021 Financial Results

Company Leadership to Host Corporate Update Via Webcast Today at 11:00 AM ET

WICHITA, Kan. – August 16, 2021 – (GLOBE NEWSWIRE) – AgEagle Aerial Systems Inc. (NYSE American: UAVS) (“AgEagle” or the “Company”), an industry-leading provider of drones, sensors and software, today announced its financial results for the second quarter reporting period ended June 30, 2021.

Commenting on the results, Brandon Torres Declet, AgEagle’s Chief Executive Officer, stated, “Our strong second quarter results reflect our successful execution and emboldens our resolve to build enduring, long-term shareholder value by remaining focused on research and development, building internal talent and collaboration across our brands, and driving the implementation of growth strategies aimed at bringing innovative new solutions to global enterprises. Delivering high performance, full stack, drone solutions to a broad range of industries, including energy, construction, agriculture and government, it is our firm belief that AgEagle can positively disrupt and help to transform how businesses within these verticals operate.”

Financial Highlights for the Three-Months Ended June 30, 2021, and 2020

●	Revenues rose significantly to $1.94 million from approximately $16,000 due primarily to new revenue contribution from MicaSense, acquired by AgEagle in late January 2021, and Measure Global (“Measure”), acquired by the Company in mid-April 2021. Revenue growth was also positively impacted by increased sales of our HempOverview platform to the State of Iowa and Florida.

○	Second quarter revenues by segment were as follows: sensor sales totaled $1.71 million, software subscription sales totaled $173,000 and drone and custom manufacturing sales totaled $60,000.

●	Gross profit margin improved to 50% from 8% largely because of the Company’s strategy to expand its mix of product offerings through the acquisitions of MicaSense and Measure.

●	Net loss declined to $4.68 million, or $0.07 loss per share, for the second quarter of 2021. This compared to a net loss – after factoring non-cash charges of $9.07 million associated with the Company’s financing activities in the second quarter of 2020 – of $10.33 million, or $0.31 loss per share.

Financial Highlights for the Six-Months Ended June 30, 2021, and 2020

●	For the first six months of 2021, revenues climbed nearly 800% to $3.64 million, up from revenues of $408,000 for the comparable six months in 2020. The increase was attributable to strong sensor sales by MicaSense, coupled with new revenue contribution from Measure. Revenue was also positively impacted by increased sales of the Company’s HempOverview™ platform.

○	Revenues by segment for the six months ended June 30, 2021, were as follows: sensor sales totaled $3.38 million, software subscription sales were $196,000 and drone and custom manufacturing sales totaled $60,000.

●	Gross profit margin remained unchanged at 54% on compared to prior year period,

●	Net loss declined to $7.61 million, or $0.21 loss per share, for the first half of 2021, compared to a net loss of $10.77 million, or $0.44 loss per share, for the first six months of 2020.

●	As of June 30, 2021, the Company’s cash position was $39.21 million, compared to $23.94 million cash on hand as of December 31, 2020.

Second Quarter 2021 Operational Highlights

●	In mid-April, AgEagle completed its acquisition of Measure, an award-winning aerial intelligence solutions company, in a cash and stock transaction valued at approximately $45 million. Shortly thereafter, Measure co-founder and CEO, Brandon Torres Declet, was named as Chief Operating Officer of AgEagle and appointed as an executive member of the Company’s Board of Directors. In late May, the Board named Declet as AgEagle’s new Chief Executive Officer, replacing the Company’s former CEO.
●	In late May, AgEagle entered into an at-the-market sales agreement with Stifel, Nicolaus & Company and Raymond James, under which the Company may sell its common stock, from time to time, for up to $100 million in aggregate sales proceeds in “at the market” transactions. During the month of June, the Company sold 5,271,100 shares of common stock at a stock price between $5.02 and $6.30 per share, raising net proceeds of $28.65 million.
●	AgEagle announced the integration of Measure’s Ground Control software with Parrot’s ANAFI, ANAFI USA and ANAFI Thermal drone platforms, thereby providing enterprise customers with a world-class, end-to-end solution for readily managing and scaling drone fleet operation workflows.
●	In June, AgEagle was added to the Russell 2000® Index following the conclusion of the 2021 Russell Indexes annual reconstitution.
●	Measure’s Ground Control was certified SOC2 compliant by Lindford & Company after an extensive audit, allowing the software to be sold to the largest companies in the world with the strictest cybersecurity requirements.
●	The Florida Department of Agriculture and Consumer Services (FDACS) expanded its licensing of AgEagle’s HempOverview™ SaaS platform, enabling FDACS to leverage the full breadth and power of HempOverview to manage hemp farming registration, real-time best management practices, oversight and enforcement and reporting functions. In addition, FDACS contracted with AgEagle to develop a custom registration software platform to enhance communications, licensing and general compliance relating to the oversight and protection of more than 500 endangered and commercially exploited wild plants native to the state of Florida.
●	MicaSense launched a comprehensive outreach effort to its value-added-resellers (VARs) worldwide in an effort to garner increased sales and support for its proprietary sensors, including the Altum™, RedEdge-MX™ and RedEdge-MX™ Blue. MicaSense has global distribution in over 70 countries.

Continuing, Declet said, “We have made significant strides operationally over the past several months, increasing our confidence in our plan to continue investing in the design and development of true leading-edge drones, sensors and software solutions capable of providing our customers with material cost-saving efficiencies, data-backed actionable intelligence and enhanced safety and security for their workforces and worksites. We’ve also recently added key leadership roles to our growing team and are actively seeking many more talented and motivated professionals to join our organization and purpose-driven culture.”

“Looking ahead, we intend to continue to invest in our own innovations, pioneering new and enhanced products and solutions that enable us to exceed the expectations of our customers and support our ecosystem of partners and, most specifically, our value-added-resellers (VARs). Moreover, through our active advocacy efforts and direct involvement with government- and industry-sponsored agencies and organizations, we believe our Company will remain at the forefront of shaping the rulemaking guidelines and regulations that will help to make autonomous flight of unmanned aerial systems safe, reliable, and accessible to more businesses worldwide,” concluded Declet.

For more detailed information on AgEagle’s second quarter financial results, please view the related Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Corporate Update Conference Call and Webcast:

As a reminder, AgEagle’s leadership team will host a live conference call and webcast today, beginning at 11:00 AM Eastern Time. The corporate update will be broadcast live and available for replay here or via AgEagle’s website at https://ageagle.com/events/ shortly after the call concludes.

About AgEagle Aerial Systems Inc.

AgEagle and its wholly owned subsidiaries, MicaSense and Measure Global, are actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle. is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our websites at www.ageagle.com, www.measure.com and www.micasense.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts:

Investor Relations:	Media:
Gateway Investor Relations	Clarity PR
Matt Glover or Cody Cree	Monica Feig
Phone: 949-574-3860	Phone: 818-917-0770
Email: UAVS@gatewayIR.com	Email: ageagle@clarity.pr